C-Chip Technologies Corporation
 4710 St. Ambroise, Suite 227, Montreal, Quebec, H4C 2C7
(514) 337-2447   //   1 877 339-CHIP   //   info@C-Chip.com

C-Chip enters into a sales and distribution agreement with Northland Auto Enterprises

Montreal, May 5, 2004 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to announce that it has concluded a marketing and distribution agreement with Northland Auto Enterprises, based in Minnesota. Northland's distribution network currently includes about 200,000 new and used car dealers across the United States. C-Chip has already made initial shipments to car dealers serviced by Northland.

Stephane Solis, President & CEO, said: "I'm delighted that an organization with the market weight and influence such as Northland has chosen C-Chip as their preferred supplier of wireless credit and security solutions. After years and millions invested to develop our technology, I'm very pleased to see that our credit and security management solutions that we have designed for the automotive market are attracting the interest of one of the most significant players in the industry in the United States".

The agreement involves the nationwide distribution of C-Chip's complete line of products offering credit and security management solutions for the automotive and power sports vehicles industry. Northland will market C-Chip's products and services under its own private label.

For C-Chip's credit management solution, Northland will market to dealers within the Buy Here Pay Here (BHPH) community a basic yet effective solution offering complete remote control over vehicles using a simple web-based application.

When the location of vehicles is required for either credit enforcement or security solutions, Northland will offer C-Chip's most sophisticated solution which includes 2-way wireless communication and GPS technology. Northland will also offer within its dealer's network C-Chip's anti-theft solutions for cars and power sports vehicles. Based on Radio Frequency Identification (RFID) technology, C-Chip's anti-theft solutions are deemed most effective as they are totally passive for end-users.

Al Lentsch, Northland's President, indicated: "We expect C-Chip's solutions to be quite successful within our network of dealers. C-Chip's tools are not only very effective in reducing payment delinquencies, but are also quite efficient in diminishing significantly the theft of vehicles. We intend to initiate a major sales and marketing drive based on C-Chip's product offerings at the NABD convention to be held in Las Vegas beginning May 26."

About C-Chip Technologies Corporation

C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry which is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

About Northland Auto Enterprises

Founded In 1990, Northland Auto Enterprises sells and distributes a variety of dealership-friendly programs designed to make dealerships more competitive and profitable.  Northland's nationally recognized Keys To A Better Dealership sales and marketing tools are currently marketed to approximately 200,000 new and used car dealers across the United States.  Each of these unique, dealer focused programs must meet a stringent degree of standards before it can be offered. Among other, Northland has pioneered the highly successful Ren'T'Own program as a better alternative to the many challenges faced by Buy-Here-Pay-Here lots.

About the C-ChipTM Technology

The C-ChipTM is a new wireless, web-based  set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipTM technology offers significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

Contacts:
Stephane Solis, President & CEO	Al Lentsch, President
C-Chip Technologies Corporation	Northland Auto Enterprises
ssolis@cchiptech.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.